Exhibit 10.1

FORM OF

NON-PLAN STOCK APPRECIATION RIGHT AWARD
GRANT NOTICE AND AWARD GREEMENT

I.         GRANT NOTICE

Innovative Food Holdings, Inc., a Florida corporation (the “Company”) grants the undersigned Participant a Non-Plan Stock Appreciation Right Award covering the number of Stock Appreciation Rights (the “Stock Appreciation Rights” or “SARs”) set forth below (the “Award”), subject to the terms and conditions of the Award Agreement below:

Participant:	Brady Smallwood

Date of Grant:	, 2023

Expiration Date:	December 31, 2026

Total Number of SARs Granted:	1,500,000

Exercise Price per SAR:	$2.00 (with respect to 750,000 SARs)

$1.50 (with respect to 750,000 SARs)

Vesting Schedule:	Award is fully vested as of Date of Grant

II.         AWARD AGREEMENT

1.    Award Made Pursuant to Employment Agreement. This Award and the SARs are granted as the “Sign-On Option Grant,” described in Section 3(e) of the Employment Agreement. By signing this Agreement, the Participant acknowledges and agrees that this Award satisfies the requirements of Section 3(e) of the Employment Agreement and waives his right to any other grant or right under such section, except as described herein.

2.    Definitions. As used herein, the following definitions will apply:

(a)    “Administrator” means the Company’s board of directors or such other committee, individual, or individuals appointed or delegated authority by the Company’s board of directors to administer the Plan.

(b)    “Code” means the Internal Revenue Code of 1986, or any successor thereto, as the same may be amended and in effect from time to time.

(c)    “Employment Agreement” means the Executive Employment Agreement, by and between the Company and the Participant, dated April 14, 2023.

(d)    “Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(i)    if the Shares are readily tradable on an established securities market, its Fair Market Value will be the closing sales price for such a Share (or the closing bid, if no sales were reported) as quoted on such market for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for a Share for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    if the Shares are not readily tradable on an established securities market, its Fair Market Value will be determined in good faith by the Administrator.

(e)    “Share” means one share of the Company’s common stock, par value $0.0001 per share.

3.    Term. The Participant may not exercise any of the SARs under the Award before the commencement or after the expiration of its term. The term of the Award commences on the Date of Grant and expires upon the Expiration Date indicated in the Grant Notice.

4.    Exercise. The Participant may exercise all or a portion of the Award during its term by delivering an exercise notice (in a form and manner designated by the Company) to the Company, together with any additional documents as the Company may require. The SARs shall be deemed to be exercised on the business day that the Company receives a fully executed and completed exercise notice. If an exercise notice is received on a day that is not a business day, or is received after 5:00 p.m., Eastern time, on a business day, then the SARs shall be deemed to be exercised on the first business day immediately following the day such notice is received by the Company. Notwithstanding the foregoing, if the Participant is subject to the Company’s policy regarding trading of Company stock, the Participant may exercise the Award only during a “window period” under that trading policy applicable to the Participant.

5.    Payment.

(a)    Amount. Upon exercise of a SAR, the Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    The difference between the Fair Market Value of one Share on the date of exercise over the relevant Exercise Price (as indicated in the Grant Notice); times

(ii)    The number of SARs exercised.

(b)    Payment Form. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares, or in some combination thereof. If payable in Shares, the number of Shares shall be determined by dividing the payment amount described in Section 5(a) above by the Fair Market Value of a Share at the time of exercise, with any fractional Share paid in cash.

6.    Company’s Repurchase Right upon Termination for Cause. In the event that the Participant’s employment and the Employment Term end in accordance with Section 4(d) of the Employment Agreement, the Company or its assignee shall have the right (but not the obligation) in its sole and absolute discretion to:

(a)    repurchase any or all of the Shares then held by the Participant that were acquired pursuant to this Award, if any (such to-be-repurchased Shares, the “Repurchased Shares”), in exchange for payment to the Participant of an amount in cash equal to the aggregate Fair Market Value of the Repurchased Shares at the closing of the date of repurchase (in each case as determined by the Administrator in good faith), and the Participant agrees to enter into any agreements or arrangements with the Company that the Administrator deems to be necessary or appropriate to effectuate and facilitate such repurchase; and

(b)    cancel any or all of the unexercised SARs then held by the Participant that were acquired pursuant to this Award, if any (such to-be-canceled Shares, the “Canceled Shares”), in exchange for payment to the Participant of an amount in cash equal to the aggregate Fair Market Value of the Canceled Shares at the closing of the date of cancellation, less the aggregate Exercise Price with respect to such Canceled Shares (in each case as determined by the Administrator in good faith), and the Participant agrees to enter into any agreements or arrangements with the Company that the Administrator deems to be necessary or appropriate to effectuate and facilitate such cancellation.

7.    No Rights of Stockholder. The Participant shall not be entitled to vote or receive dividends or be deemed the holder of any Shares underlying the SAR for any purpose, nor shall anything contained in this Agreement be construed to confer upon the Participant any of the rights or obligations of a stockholder of the Company, unless and until Shares are actually issued to and held of record by such Participant upon settlement of the SARs following valid exercise thereof.

8.    Administration. The Plan will be administered by the Administrator.

(a)    Powers of the Administrator. Subject to the provisions of this Agreement, the Administrator will have full and final authority, in its discretion to:

(i)    determine Fair Market Value;

(ii)    construe and interpret the terms of the Award, the Grant Notice, and this Agreement;

(iii)    determine whether the Award will be settled in cash, Shares, or in any combination thereof;

(iv)    impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any securities issued as a result of or under the Award, including without limitation, restrictions under an insider trading policy; and

(v)    make all other determinations and take any other action deemed necessary or advisable for administering the Award and due compliance with applicable laws, stock market or exchange rules, or accounting or tax rules or regulations.

(b)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all persons, including the Participant, any permitted transferees, and any other persons claiming rights from or through the Participant.

9.    Capitalization Adjustment

(a)    The number of SARs subject to the Award and the Exercise Price shall be adjusted from time to time for any Capitalization Adjustment (as defined below). Any additional SARs, Shares, cash, or other property that becomes subject to the Award pursuant to this Section 9, if any, shall be subject, in a manner determined by the Administrator, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other SARs and Shares covered by the Award. Notwithstanding the provisions of this Section 9, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 9. Any fraction of a Share will be rounded down to the nearest whole Share.

(b)    The term “Capitalization Adjustment” shall mean any dividend or other distribution (whether in the form of cash, stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of stock or other securities of the Company, issuance of warrants or other rights to purchase stock or other securities of the Company, or other similar corporate transaction or event which affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Award. The Administrator shall, in such manner as it may deem equitable, adjust the number and type of Shares subject to the Award, or, if deemed appropriate, make provision for a cash payment to the Participant for any outstanding SARs.

(c)    The Participant shall not receive any benefit or adjustment to his Award with respect to any cash dividend, stock dividend, or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any Shares that are delivered to in connection with the Award after such Shares have been delivered to the Participant.

10.    Taxes.

(a)    General. It is a condition to the Award that the Participant or such Participant’s successor shall make such arrangements that may be necessary, in the opinion of the Administrator or the Company, for the satisfaction of any federal, state, local, or foreign withholding tax obligations that arise in connection with the Award, including settlement of any SARs following exercise. The Company shall not be required to issue any Shares or make any cash payment unless such obligations are satisfied.

(b)    Withholding from Payroll and Other Cash Payments Due. The Company and any subsidiary or affiliate is authorized to withhold from the Award, any payment relating to the Award, including any payroll or other payment to the Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Administrator may deem advisable to enable the Company and the Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the Award.

(c)    Share Withholding. The Administrator may, in its discretion, permit the Participant to satisfy all or part of his withholding obligations by having the Company, its parent, or a subsidiary withhold all or a portion of any Share that otherwise would be issued to the Participant or by surrendering all or a portion of any Share that the Participant previously acquired. Such Share shall be valued on the date withheld or surrendered. Any payment of taxes by assigning Shares to the Company, its parent, or a subsidiary may be subject to restrictions, including any restrictions required by the Securities and Exchange Commission, accounting, or other rules.

(d)    Sell-to-Cover. The Administrator may, in its discretion, permit the Participant to satisfy all or part of his withholding obligations by delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Administrator to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding obligations; provided that such amount is paid to the Company at such time as may be required by the Administrator.

(e)    Discretionary Nature of Plan. The benefits and rights provided under the Award and this Agreement are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments. Unless otherwise required by applicable laws, the benefits and rights provided under the Award are not to be considered part of a Participant’s salary or compensation or for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits, or rights of any kind. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or its affiliates.

(f)    Code Section 409A. The Award is intended to be exempt from the application of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that the Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled, or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement, or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

(g)    Limitation on Liability. Neither the Company, nor its parent, nor any subsidiary, nor any person serving as Administrator shall have any liability to a Participant in the event the Award held by the Participant fails to achieve its intended characterization under applicable tax law.

11.    Securities Law Compliance. The Participant may not exercise the Award unless either (a) the Shares issuable upon the exercise are registered under the Securities Act of 1933 or (b) the Company has determined that the exercise and issuance would be exempt from the registration requirements of such act. No Shares shall be issued pursuant to the exercise of the SARs unless such issuance and such exercise comply with applicable laws. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to Participant on the date on which the Award is exercised with respect to such Shares.

12.    Non-Transferability of Awards. Unless determined otherwise by the Administrator, the Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to the Participant’s estate or legal representative, and may be exercised, during the lifetime of the Participant, only by the Participant, although the Administrator, in its discretion, may permit Award transfers for purposes of estate planning. If the Administrator makes the Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13.    No Rights as a Service Provider. Neither the Award nor this Agreement shall confer upon the Participant any right with respect to continuing a relationship as an employee or other service provider, nor shall they interfere in any way with the right of the Participant or the right of the Company, its parent, or any subsidiary to terminate such relationship at any time, with or without cause.

14.    Unsecured Obligation. The Award is unfunded, and as a holder of a vested Award, the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares or other property pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and the Company or any other person.

15.    Recoupment Policy. The Award, all amounts paid under this Agreement and all Shares issued under this Agreement shall be subject to reduction, recoupment, clawback, or recovery by the Company in accordance with applicable laws and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable laws, as well as any implementing regulations and/or listing standards. No recovery of compensation under such a policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company or any affiliate.

16.    Notices.

(a)    Any notices provided for in this Agreement shall be shall be in writing and shall be effective when delivered in person or deposited with a nationally recognized overnight courier, postage prepaid, and addressed to the Participant at his last known address on the books of the Company or, in the case of the Company, to it at its principal place of business, attention of the Secretary, or to such other address as either party may specify by notice to the other actually received.

(b)    The Company may, in its sole discretion, decide to deliver any documents related to participation in the Award by electronic means. By accepting the Award, the Participant consents to receive such documents by electronic delivery through an online or electronic system established and maintained by the Company or another third party designated by the Company.

17.    Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, then that shall not invalidate any portion of this Agreement not declared to be unlawful or invalid. Any section of this Agreement (or part of a section) declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of the section or part of a section to the fullest extent possible while remaining lawful and valid.

18.    Interpretation. Any dispute regarding the interpretation of the Award shall be submitted by the Participant or the Company to the Administrator for review. The resolution of such dispute by the Administrator shall be final and binding on the Participant and the Company.

19.    Entire Agreement; Amendment. The Grant Notice and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

20.    Governing Law; Mandatory Arbitration. This Agreement, the rights, and obligations of the parties hereto, and any claims or disputes relating thereto, will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. Any controversy or dispute between the Participant and the Company arising under or related to the Award or this Agreement shall be resolved exclusively by binding, single-arbitrator arbitration, said arbitration to be conducted in New York, NY, in accordance with the Employment Rules of the American Arbitration Association. The Participant and the Company shall share the fees and costs of the arbitrator and all other costs in connection with any arbitration, and each party shall bear its own legal fees and expenses. The Federal Arbitration Act shall apply to this section.

21.    Headings. This Agreement’s section headings are for convenience only and shall not constitute a part of this Agreement or affect this Agreement’s meaning.

22.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterpart signature pages transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23.    Miscellaneous.

(a)    The Company’s rights and obligations with respect to the Award shall be transferable by the Company to any one or more persons or entities, and all of the covenants and agreements shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b)    The Participant agrees upon request to execute any further documents or instruments necessary or desirable in the Company’s sole determination to carry out the purposes or intent of the Award.

(c)    The Participant represents that he is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions thereof. Participant has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Award. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Award or this Agreement.

PARTICIPANT	INNOVATIVE FOOD HOLDINGS, INC.

Signature	By

Print Name: Brady Smallwood	Print Name

Print Title